UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston,Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On November 1, 2021, Vertex Energy, Inc. (the “Company”, “we”, “us” or “Vertex Energy”) issued $155.0 million aggregate principal amount at maturity of its 6.25% Convertible Senior Notes due 2027 (the “Notes”) pursuant to an Indenture (the “Indenture”), dated November 1, 2021, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in a private offering (the “Note Offering”) to persons reasonably believed to be “qualified institutional buyers” and/or to “accredited investors” in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Private Placement Purchase Agreements (the "Purchase Agreements").

The net proceeds from the offering, after deducting placement agent fees and estimated offering costs and expenses payable by the Company, were approximately $133.9 million. The Company intends to use approximately (1) $33.7 million of the net proceeds from the offering to fund a portion of the funds payable in connection with the Sale and Purchase Agreement, dated May 26, 2021, between Vertex Operating and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), pursuant to which the Company plans to purchase the Seller’s Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile refinery (collectively, the “Mobile Refinery”), (2) $13.0 million of the net proceeds from the offering for engineering services and for the initial payments of purchase orders for long lead-time equipment associated a capital project designed to modify the Mobile Refinery’s hydrocracking unit to produce renewable diesel in advance of the purchase, (3) $10.9 million of the net proceeds from the offering to repay amounts owed by the Company under its credit facilities with Encina Business Credit, LLC and certain of its affiliates, and (4) $0.4 million of the net proceeds to repay certain secured equipment leases with certain affiliates of Wells Fargo Bank, National Association. The Company intends to use the remainder of the net proceeds for working capital and other general corporate purposes, which may include debt retirement and organic and inorganic growth initiatives, provided that the Company has no current specific plans for such uses.

Key terms of the Notes are as follows:

•	Issue price – 90% of the face amount of each Note.

•	Interest rate of 6.25% – The Notes will bear interest at a rate of 6.25% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2022.

•	Conversion price of approximately $5.89 – The Notes will be convertible at an initial conversion rate of 169.9235 shares of Vertex Energy’s common stock, per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.89 per share, which represents a conversion premium of approximately 37.5% to the last reported sale price of $4.28 per share of Vertex Energy’s common stock on The Nasdaq Capital Market on October 26, 2021).

•	Maturity date –The Notes will mature on October 1, 2027, unless earlier repurchased, redeemed or converted.

•	Conversion – Prior to July 1, 2027, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

•	Cash settlement of principal amount in connection with conversions – Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, provided that until such time as the Company’s stockholders have approved the issuance of more than 19.99% of our common stock issuable upon conversion of the Notes in accordance with the rules of The Nasdaq Capital Market, the Company is required to elect “cash settlement” for all conversions of the Notes.

•	Limited investor put rights – Holders of the Notes will have the right to require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the accreted principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding the repurchase date, upon the occurrence of certain change of control transactions or liquidation, dissolution or common stock delisting events (collectively, a “fundamental change”), subject to certain conditions.

•	Optional Redemption – Prior to October 6, 2024, the Notes will not be redeemable at the Company’s option. On a redemption date occurring on or after October 6, 2024 and on or before the 30 scheduled trading day before the maturity date, the Company may redeem for cash all or part of the Notes (subject to certain restrictions), at its option, if the last reported sale price of our the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the redemption notice date at a redemption price equal to 100% of the accreted principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

•	Escrow of proceeds; special mandatory redemption. A total of seventy-five percent (75%) of the net proceeds from the offering will be placed into an escrow account to be released to the Company, upon the satisfaction of certain conditions, including the satisfaction or waiver of all of the conditions precedent to the Company’s obligation to consummate the Mobile Acquisition (collectively, the “Escrow Release Conditions”). If the Mobile Acquisition is not consummated on or prior to April 1, 2022, if the Company has not certified to the escrow agent that all conditions precedent to the Company’s obligations to consummate the Mobile Acquisition have been satisfied, or if the Company notifies the trustee and the escrow agent in writing that the agreement relating to the purchase of the Mobile Refinery has been terminated, the Notes will be subject to a special mandatory redemption equal to 100% of the accreted principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date, plus interest that would have accrued on the Notes from the special mandatory redemption date to, and including, the date that is nine (9) months after the special mandatory redemption date. If the Escrow Release Conditions have been satisfied or waived, the Company can request that the escrowed funds be released to the Company.

•	Conversion rate increase in certain customary circumstances – The Company will also be required to increase the conversion rate for holders who convert their Notes in connection with a fundamental change and certain other corporate events or convert their Notes called for optional redemption (or deemed called for optional redemption) following delivery by the Company of a notice of optional redemption, in either case, in certain circumstances.

The Notes are Vertex Energy’s senior unsecured obligations.

The Indenture contains additional customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued and unpaid interest, if any, to be immediately due and payable, provided that in the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, 100% of the principal of and accrued and unpaid special interest, if any, on the Notes will automatically become due and payable.

The following events are considered an “event of default,” which may result in acceleration of the maturity of the Notes:

(1)        default in any payment of interest on any Note when due and payable and the default continues for a period of 30 consecutive days;

(2)        default in the payment of the accreted principal amount of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)        our failure to comply with our obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

(4)        our failure to give certain required notices under the Indenture, in each case when due and such failure continues for five business days;

(5)        our failure to comply with certain of our obligations under the Indenture;

(6)        our failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with any of our other agreements contained in the Notes or Indenture;

(7)        default by us or any of our Significant Subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money in excess of $15,000,000 (or its foreign currency equivalent) in an aggregate of us and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the Trustee or to us and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;

(8)        certain events of bankruptcy, insolvency, or reorganization of us or any of our Significant Subsidiaries; or

(9)        a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our Significant Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The Company may elect that the sole remedy for an event of default relating to a failure by it to comply with certain reporting obligations set forth in the Indenture, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to (i) 1.00% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which such event of default is cured or validly waived and (y) the 365th day immediately following, and including, the date on which such event of default first occurred. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the Trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding Notes by notice to us and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable.

If on or after the date that is six months after the last original issue date of the Notes, the Company has not satisfied the reporting conditions (including, for the avoidance of doubt, the requirement for current Form 10 information) set forth in Rule 144(c) and (i)(2) under the Securities Act, or the Notes are not otherwise able to be traded pursuant to Rule 144 by holders other than the Company’s affiliates or holders that were affiliates of the Company at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes), the Company will pay additional interest on the Notes at a rate equal to 1.00% per annum of the principal amount of the Notes outstanding, in each case for each day for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise able to be traded pursuant to Rule 144 as described above.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company offered and sold the Notes to persons reasonably believed to be qualified institutional buyers and/or accredited investors pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the purchasers in the Purchase Agreement, pursuant to which the Company sold the Notes to such purchasers. The shares of the common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the common stock.

Initially, a maximum of 36,214,960 shares of common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 233.6449 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to customary and other adjustments described in the Indenture.

Item 8.01	Other Events.

On October 27, 2021, the Company issued a press release announcing that it had priced the offering of the Notes described in Item 1.01, above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of November 1, 2021, by and between Vertex Energy, Inc. and U.S. Bank National Association, as Trustee
4.2	Form of Global Note, representing Vertex Energy, Inc.’s 6.25% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.1)
99.1	Press release of Vertex Energy, Inc. dated October 27, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: November 2, 2021	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer